Exhibit 99.1


                                  PRESS RELEASE



FOR IMMEDIATE RELEASE                            CONTACT:   DANIEL L. KRIEGER,
                                                            CHAIRMAN & PRESIDENT
                                                            (515) 232-6251
FEBRUARY 13, 2006




                            AMES NATIONAL CORPORATION
                           ANNOUNCES DIVIDEND INCREASE



The Ames National Corporation board of directors at its February 8th meeting increased the quarterly dividend from $0.25 per share to $0.26 per share payable May 15, 2006 to shareholders of record May 1, 2006.



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